Exhibit 10.3

FRANCESCA’S HOLDINGS CORPORATION

2015 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Award Agreement”) is dated as of ___________, 20__ by and between Francesca’s Holdings Corporation, a Delaware corporation (the “Corporation”), and _____________ (the “Participant”).

WITNESSETH

WHEREAS, pursuant to the Francesca’s Holdings Corporation 2015 Equity Incentive Plan (the “Plan”), the Corporation hereby grants to the Participant, effective as of ____________, 20__ (the “Award Date”), a restricted stock award (the “Award”), upon the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of services rendered and to be rendered by the Participant, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1.      Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2.      Grant. Subject to the terms of this Award Agreement, the Corporation hereby grants to the Participant an Award with respect to an aggregate of _______ restricted shares of Common Stock of the Corporation (the “Restricted Stock”).

3.      Vesting. Subject to the terms and conditions of this Award Agreement (including, without limitation, the terms of Section 8 below), the Award shall vest, and restrictions (other than those set forth in Section 8.1 of the Plan) shall lapse, in _________ installments on each of the _________________________ anniversaries of the Award Date. The Board reserves the right to accelerate the vesting of the Restricted Stock in such circumstances as it, in its sole discretion, deems appropriate and any such acceleration shall be effective only when set forth in a written instrument executed by an officer of the Corporation.

4.      Continuance of Employment or Service. The vesting schedule requires continued employment or service through the applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Award Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 8 below or under the Plan.

Nothing contained in this Award Agreement or the Plan constitutes an employment or service commitment by the Corporation, affects the Participant’s status as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation or any of its Subsidiaries, interferes in any way with the right of the Corporation or any of its Subsidiaries at any time to terminate such employment or services, or affects the right of the Corporation or any of its Subsidiaries to increase or decrease the Participant’s other compensation or benefits. Nothing in this Award Agreement, however, is intended to adversely affect any independent contractual right of the Participant without his or her consent thereto.

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5.      Dividend and Voting Rights. After the Award Date, the Participant shall be entitled to cash dividends with respect to the shares of Restricted Stock subject to the Award even though such shares are not vested but shall not be entitled to voting rights with respect to the shares of Restricted Stock, provided that such rights to cash dividends shall terminate immediately as to any shares of Restricted Stock that are forfeited pursuant to Section 8 below; and provided, further, that the Participant agrees that promptly following any such forfeiture of the shares of Restricted Stock, the Participant will make a cash payment to the Company equal to the amount of any cash dividends received by the Participant in respect of any such unvested, forfeited shares. To the extent the shares are forfeited after the record date and before the payment date for a particular dividend, the Participant shall, promptly after the dividend is paid, make a cash payment to the Company equal to the amount of any such cash dividend received by the Participant in respect of such forfeited shares.

6.      Restrictions on Transfer. Prior to the time that they have become vested pursuant to Section 3 or Section 7 of the Plan, neither the Restricted Stock, nor any interest therein, amount payable in respect thereof, or Restricted Property (as defined in Section 9 hereof) may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Corporation, or (b) transfers by will or the laws of descent and distribution.

7.      Stock Certificates.

(a)          Book Entry Form. The Corporation shall issue the shares of Restricted Stock subject to the Award either: (a) in certificate form as provided in Section 7(b) below; or (b) in book entry form, registered in the name of the Participant with notations regarding the applicable restrictions on transfer imposed under this Award Agreement.

(b)          Certificates to be Held by Corporation; Legend. Any certificates representing shares of Restricted Stock that may be delivered to the Participant by the Corporation prior to vesting shall be redelivered to the Corporation to be held by the Corporation until the restrictions on such shares shall have lapsed and the shares shall thereby have become vested or the shares represented thereby have been forfeited hereunder. Such certificates shall bear the following legend and any other legends the Corporation may determine to be necessary or advisable to comply with all applicable laws, rules, and regulations:

“The ownership of this certificate and the shares of stock evidenced hereby and any interest therein are subject to substantial restrictions on transfer under an Agreement entered into between the registered owner and Francesca’s Holdings Corporation. A copy of such Agreement is on file in the office of the Secretary of Francesca’s Holdings Corporation.”

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(c)          Delivery of Certificates Upon Vesting. Promptly after the vesting of any shares of Restricted Stock pursuant to Section 3 or Section 8 hereof or Section 7 of the Plan and the satisfaction of any and all related tax withholding obligations pursuant to Section 10, the Corporation shall, as applicable, either remove the notations on any shares of Restricted Stock issued in book entry form which have vested or deliver to the Participant a certificate or certificates evidencing the number of shares of Restricted Stock which have vested (or, in either case, such lesser number of shares as may result after giving effect to Section 10). The Participant (or the beneficiary or personal representative of the Participant in the event of the Participant’s death or disability, as the case may be) shall deliver to the Corporation any representations or other documents or assurances as the Corporation or its counsel may determine to be necessary or advisable in order to ensure compliance with all applicable laws, rules, and regulations with respect to the grant of the Award and the delivery of shares of Common Stock in respect thereof. The shares so delivered shall no longer be restricted shares hereunder.

(d)          Stock Power; Power of Attorney. Concurrently with the execution and delivery of this Award Agreement, the Participant shall deliver to the Corporation an executed stock power in the form attached hereto as Exhibit A, in blank, with respect to such shares. The Corporation shall not deliver any share certificates in accordance with this Award Agreement unless and until the Corporation shall have received such stock power executed by the Participant. The Participant, by acceptance of the Award, shall be deemed to appoint, and does so appoint by execution of this Award Agreement, the Corporation and each of its authorized representatives as the Participant’s attorney(s)-in-fact to effect any transfer of unvested forfeited shares (or shares otherwise reacquired by the Corporation hereunder) to the Corporation as may be required pursuant to the Plan or this Award Agreement and to execute such documents as the Corporation or such representatives deem necessary or advisable in connection with any such transfer.

8.       Effect of Termination of Employment or Services. If the Participant ceases to be employed by or ceases to provide services to the Corporation or a Subsidiary (the date of such termination of employment or service is referred to as the Participant’s “Severance Date”), the Participant’s shares of Restricted Stock (and related Restricted Property as defined in Section 9 hereof) shall, except as expressly provided below, be forfeited to the Corporation to the extent such shares have not become vested pursuant to Section 3 hereof or Section 7 of the Plan upon the Severance Date (regardless of the reason for such termination of employment or service, whether with or without cause, voluntarily or involuntarily, or due to death or disability). Upon the occurrence of any forfeiture of shares of Restricted Stock hereunder, such unvested, forfeited shares and related Restricted Property shall be automatically transferred to the Corporation as of the Severance Date, without any other action by the Participant (or the Participant’s beneficiary or personal representative in the event of the Participant’s death or disability, as applicable). No consideration shall be paid by the Corporation with respect to such transfer. The Corporation may exercise its powers under Section 7(d) hereof and take any other action necessary or advisable to evidence such transfer. The Participant (or the Participant’s beneficiary or personal representative in the event of the Participant’s death or disability, as applicable) shall deliver any additional documents of transfer that the Corporation may request to confirm the transfer of such unvested, forfeited shares and related Restricted Property to the Corporation.

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9.       Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.1 of the Plan, the Administrator shall make adjustments in accordance with such section in the number and kind of securities that may become vested under the Award. If any adjustment shall be made under Section 7.1 of the Plan or an event described in Section 7.2 of the Plan shall occur and the shares of Restricted Stock are not fully vested upon such event or prior thereto, the restrictions applicable to such shares of Restricted Stock shall continue in effect with respect to any consideration, property or other securities (the “Restricted Property” and, for the purposes of this Award Agreement, “Restricted Stock” shall include “Restricted Property”, unless the context otherwise requires) received in respect of such Restricted Stock. Such Restricted Property shall vest at such times and in such proportion as the shares of Restricted Stock to which the Restricted Property is attributable vest, or would have vested pursuant to the terms hereof if such shares of Restricted Stock had remained outstanding. To the extent that the Restricted Property includes any cash (other than regular cash dividends), such cash shall be invested, pursuant to policies established by the Administrator, in interest bearing, FDIC-insured (subject to applicable insurance limits) deposits of a depository institution selected by the Administrator, the earnings on which shall be added to and become a part of the Restricted Property.

10.    Tax Withholding. Subject to Section 8.1 of the Plan, upon any vesting of the Restricted Stock, the Corporation shall automatically withhold and reacquire the appropriate number of whole shares of Restricted Stock, valued at their then fair market value (with the “fair market value” of such shares determined in accordance with the applicable provisions of the Plan), to satisfy any withholding obligations of the Corporation or its Subsidiaries with respect to such vesting at the minimum applicable withholding rates. In the event that the Corporation cannot satisfy such withholding obligations by withholding and reacquiring shares of Restricted Stock, or in the event that the Participant makes or has made an election pursuant to Section 83(b) of the Code or the occurrence of any other withholding event with respect to the Award, the Corporation (or a Subsidiary) shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to such vesting of any Restricted Stock or such Section 83(b) election or other withholding event.

11.    Notices. Any notice to be given under the terms of this Award Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the Participant’s last address reflected on the Corporation’s payroll records. Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Participant is no longer an Eligible Person, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 11.

12.    Plan. The Award and all rights of the Participant under this Award Agreement are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference. The Participant agrees to be bound by the terms of the Plan and this Award Agreement. The Participant acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Award Agreement. Unless otherwise expressly provided in other sections of this Award Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

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13.    Entire Agreement. This Award Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan may be amended pursuant to Section 8.6 of the Plan. This Award Agreement may be amended by the Board from time to time. Any such amendment must be in writing and signed by the Corporation. Any such amendment that materially and adversely affects the Participant’s rights under this Award Agreement requires the consent of the Participant in order to be effective with respect to the Award. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

14.    Counterparts. This Award Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

15.    Section Headings. The section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

16.    Governing Law. This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

17.    Clawback Policy. The Restricted Stock is subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Restricted Stock or other cash or property received with respect to the Restricted Stock (including any value received from a disposition of the Restricted Stock).

18.    Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM AGAINST OUT OF OR RELATING TO THE PLAN OR THIS RESTRICTED STOCK AWARD AGREEMENT (INCLUDING THESE TERMS).

19.    No Advice Regarding Grant. The Participant is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Participant may determine is needed or appropriate with respect to the Restricted Stock (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Award, the advantages and disadvantages of making an election under Section 83(b) of the Code with respect to the Award, and the process and requirements for such an election). Neither the Corporation nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Award Agreement) or recommendation with respect to the Award or the making an election under Section 83(b) of the Code with respect to the Award. In the event the Participant desires to make an election under Section 83(b) of the Code with respect to the Award, it is the Participant’s sole responsibility to do so timely. Except for the withholding rights set forth in Section 10 above, the Participant is solely responsible for any and all tax liability that may arise with respect to the Award.

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IN WITNESS WHEREOF, the Corporation has caused this Award Agreement to be executed on its behalf by a duly authorized officer and the Participant has hereunto set his or her hand as of the date and year first above written.

FRANCESCA’S HOLDINGS
CORPORATION,
a Delaware corporation

By:

Print Name:

Its:

PARTICIPANT

Signature

Print Name

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CONSENT OF SPOUSE

In consideration of the execution of the foregoing Restricted Stock Award Agreement by Francesca’s Holdings Corporation, I, _____________________________, the spouse of the Participant therein named, do hereby join with my spouse in executing the foregoing Restricted Stock Award Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.

Dated: _____________, 20__

Signature of Spouse

Print Name

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EXHIBIT A

STOCK POWER

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Award Agreement between Francesca’s Holdings Corporation, a Delaware corporation (the “Corporation”), and the individual named below (the “Individual”) dated as of _____________, 20__, the Individual, hereby sells, assigns and transfers to the Corporation, an aggregate ________ shares of Common Stock of the Corporation, standing in the Individual’s name on the books of the Corporation and represented by stock certificate number(s) _____________________________________________ to which this instrument is attached, and hereby irrevocably constitutes and appoints _________________ ____________________________________ as his or her attorney in fact and agent to transfer such shares on the books of the Corporation, with full power of substitution in the premises.

Dated _____________, ________

Signature

Print Name

(Instruction: Please do not fill in any blanks other than the signature line. The purpose of the assignment is to enable the Corporation to exercise its sale/purchase option set forth in the Restricted Stock Award Agreement without requiring additional signatures on the part of the Individual.)